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EnactMI.com

FOR IMMEDIATE RELEASE
April 28, 2022

Enact Initiates Dividend Program and Announces Inaugural Quarterly Dividend

RALEIGH, N.C., April 28, 2022 – Enact Holdings, Inc. (Nasdaq: ACT) (Enact), a leading provider of private mortgage insurance through its insurance subsidiaries, today announced that its Board of Directors has approved the initiation of a dividend program under which the Company intends to pay a quarterly cash dividend. The inaugural quarterly dividend for the second quarter of 2022 will be $0.14 per share, payable on May 26, 2022 to common shareholders of record on May 9, 2022. Future dividend payments are subject to quarterly review and approval by our Board of Directors and will be targeted to be paid in the third month of each subsequent quarter.

Rohit Gupta, Enact’s President and CEO stated, “The Board’s decision to initiate a dividend program reflects our confidence in Enact’s operating performance, as well as our commitment to drive shareholder value by returning capital to shareholders while maintaining a strong balance sheet to support the growth of our business. Going forward, we believe we are well positioned to return capital to shareholders while investing in our growth.”

Earlier this month, our primary mortgage insurance operating company, Enact Mortgage Insurance Corporation (“EMICO”), completed a distribution to Enact Holdings Inc. (“EHI”) that will support our ability to pay a quarterly dividend. We intend to use these proceeds and future EMICO distributions to fund the quarterly dividend as well as to bolster our financial flexibility at EHI and return additional capital to shareholders.

Returning capital to shareholders, balanced with our growth and risk management priorities, remains a key commitment for Enact as we look to drive shareholder value through time. We believe the initiation of a quarterly dividend reflects meaningful progress towards that goal and we continue to evaluate the most appropriate amount of total capital to return to shareholders for the remainder of 2022. Our ultimate view will be shaped by our capital prioritization framework: supporting our existing policyholders, growing our mortgage insurance business, funding attractive new business opportunities and returning capital to shareholders. Our total return of capital will also be based on our view of the prevailing and prospective macro-economic conditions, regulatory landscape and business performance.

Forward Looking Statements:
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and the quotations of management.  These forward-looking statements are distinguished by use of words such as “will,” “may,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “predict,” “project,” “target,” “could,” “should,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including uncertainty around Covid-19 and the effects of government and other measures seeking to contain its spread; supply chain constraints; inflation; risks related to an economic downturn or recession in the United States and in other countries around the world; changes in political, business, regulatory, and economic conditions; changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; and other factors described in the risk factors contained in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  In addition, the potential for future dividend payments will be determined in consultation with the Board of Directors, and after considering economic and regulatory factors, current risks to the Company, and subsidiary performance. Although Enact believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

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About Enact Holdings, Inc.
Enact (Nasdaq: ACT), operating principally through its wholly-owned subsidiary Enact Mortgage Insurance Corporation since 1981, is a leading U.S. private mortgage insurance provider committed to helping more people achieve the dream of homeownership. Building on a deep understanding of lenders' businesses and a legacy of financial strength, we partner with lenders to bring best-in class service, leading underwriting expertise, and extensive risk and capital management to the mortgage process, helping to put more people in homes and keep them there. By empowering customers and their borrowers, Enact seeks to positively impact the lives of those in the communities in which it serves in a sustainable way. Enact is headquartered in Raleigh, North Carolina.

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Daniel Kohl
EnactIR@enactmi.com

Media Contact
Brittany Harris-Flowers
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